Exhibit 10.34

March 4, 2003

Mr. Timothy J. Stevens

10460 Serra Street

Cupertino, CA 95014

Re: Amendment to Employment Agreement

Dear Tim,

In connection with the Employment Agreement (the “Agreement”) dated September 17, 2003, by and between you and Borland Software Corporation (“Borland”), the parties hereby agree to amend the Agreement to add the following provision:

If Borland terminates your employment for other than Misconduct or there is a Constructive Termination, and contingent upon your signing of a general release acceptable to Borland, Borland agrees that you will be entitled to a severance payment equal to six (6) months of base salary, less applicable taxes and other withholdings as determined by Borland’s payroll department.

Other than as expressly modified above, all of the other terms and conditions of the Agreement dated September 17, 2003 shall remain in full force and effect without modification.

Sincerely,

BORLAND SOFTWARE CORPORATION

By:	/s/ KENNETH R. HAHN

Kenneth R. Hahn Senior Vice President and Chief Financial Officer

AGREED AND ACCEPTED ON MARCH 4, 2004

/s/ TIMOTHY J. STEVENS

Timothy J. Stevens